NEWS RELEASE
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      KINARK CORPORATION 2250 EAST 73rd ST. Suite 300 Tulsa, OK 74136
                    (918) 494-0964 - Fax: (918) 494-3999

FOR IMMEDIATE RELEASE:

CONTACT:  CAROLYN A. FREDRICH
PHONE:    (918) 494-0964


               KINARK CORPORATION ANNOUNCES ORGANIZATIONAL CHANGES

     Tulsa, Oklahoma, November 16, 1999 -- Kinark Corporation (AMEX:KIN) announced today several organizational changes designed to streamline operations and improve operating efficiencies. Ronald J. Evans, 50, has been appointed Chief Executive Officer. Mr. Evans has served as President of the Company since 1996. He joined Kinark in 1995 as a Director. Prior to Kinark, he was Vice President and General Manager of Deltech Corporation, a manufacturer of specialty chemicals.

     Joseph J. Morrow, 59, an outside Director, has been named Chairman of the Board. Michael T. Crimmins, 59, has elected to retire from his current position as Chairman and Chief Executive Officer of the Company. He will remain as a member of the Board of Directors, and will replace Mr. Morrow on the Audit and Compensation Committees. The appointments are effective immediately.

     Kinark Corporation conducts business in hot dip galvanizing, bulk liquid storage and warehousing services. Galvanizing plants located in Denver, Houston, Hurst (Dallas/Fort Worth), Kansas City, Louisville, Nashville, St. Louis and Tulsa provide metals corrosion protection for commercial, construction and industrial markets. Chemical storage and warehousing facilities are located in Chicago.

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